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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         As independent oil and gas consultants, Pollard, Gore & Harrison hereby consents to the incorporation by reference of our report letter to Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum"), dated February 29, 2000, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 1999, in this Exchange Offer Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") of Magnum, to all references to Pollard, Gore & Harrison in this Exchange Offer Registration Statement and to the reference to our firm as engineers in the Exchange Offer Registration Statement.

         /s/ POLLARD, GORE & HARRISON
         ----------------------------

         Austin, Texas
         July 2, 2002